Exhibit 23(d)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of our report dated March 13, 2007, relating to the consolidated financial statements of BlackRock, Inc. appearing in the Annual Report on Form 10-K of BlackRock, Inc. for the year ended December 31, 2006, which is incorporated by reference in the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 28, 2007.
/s/ Deloitte & Touche LLP
New York, New York
October 28, 2008